UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 15, 2018

HILL INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33961	20-0953973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, 17th Floor Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (215) 309-7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 15, 2018, Marco A. Martinez, Senior Vice President and Interim Chief Financial Officer of Hill International, Inc. (the “Company”), notified the Company of his decision to resign, effective October 17, 2018.  Mr. Martinez’s retirement and resignation were not due to any disagreement with the Company.  Mr. Martinez will receive a bonus of $17,500 in recognition of his efforts in getting the Company current with its periodic reporting obligations with the Securities Exchange Commission.

Effective as of the date of Mr. Martinez’s resignation, Gregory Wolf, age 50, commenced serving as the Interim Chief Financial Officer of the Company and is expected to serve in such capacity until a permanent Chief Financial Officer is appointed.  Mr. Wolf has been with the Company since January 2018 working closely with Mr. Martinez.  Prior to his tenure at the Company, Mr. Wolf served as Interim Chief Financial Officer of Pernix Group from 2016 to 2017.  Prior to his work with Pernix, Mr. Wolf served as Chief Accounting Officer of MYR Group from 2000 to 2014, including taking MYR public in 2008.  Mr. Wolf holds a Bacheleor’s in Accounting and a Master’s in Taxation from Northern Illinois University.  Mr. Wolf is also a Certified Public Accountant.

Effective immediately, Mr. Wolf will receive an annual salary of $405,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL INTERNATIONAL, INC.

	By:	/s/ William H. Dengler, Jr.
	Name:	William H. Dengler, Jr.
Dated: October 17, 2018	Title:	Executive Vice President and General Counsel